Exhibit 99.1

IHOP CORP.

FOR IMMEDIATE RELEASE

Stacy Roughan Director, Investor Relations IHOP Corp. 818-637-3632

IHOP CORP. REPORTS SOLID FIRST QUARTER 2008 FINANCIAL RESULTS

GLENDALE, Calif., April 28, 2008 – IHOP Corp. (NYSE: IHP) today announced financial results for the first quarter ended March 31, 2008, which included the first full quarter of operating results after the Company’s acquisition of Applebee’s International, Inc. on November 29, 2007.  Performance highlights of the newly combined company for the first quarter 2008 included:

•                  During the first quarter 2008, the IHOP business unit produced system-wide same-store sales growth of 3.7%, resulting in its 21st consecutive quarter of positive growth.  The Applebee’s business unit produced system-wide domestic same-store sales growth of 0.5%, reflecting its first quarter of positive growth in two years.

•                  Franchisees opened 11 new IHOP restaurants and 16 new Applebee’s restaurants during the first quarter 2008, bringing the total number of IHOP and Applebee’s restaurants system-wide to 1,353 and 1,986, respectively.

•                  Consolidated cash from operating activities amounted to $10.0 million in the first quarter 2008.  The Company’s cash position was augmented by $4.2 million from the run-off of the IHOP business’s long-term notes receivable.

•                  Consolidated capital expenditures were $18.1 million for the first quarter 2008, primarily attributable to expenditures on the Applebee’s Restaurant Support Center in Lenexa, Kansas, and company-operated Applebee’s restaurants.

Julia A. Stewart, IHOP Corp.’s chairman and chief executive officer, said, “We are pleased to report a solid first quarter of financial results for our newly combined company.  The IHOP business unit continued to perform well during the first quarter 2008 as we drove same-stores sales growth, benefited from new franchise restaurant openings, moderated G&A spending and minimized capital expenditures.

“Within the Applebee’s business unit, we generated the brand’s first positive quarter of same-store sales growth since the first quarter 2006.  We also made progress on our plan to improve Applebee’s company restaurant operating margins as the result of better management of labor and controllable expenses during the quarter.  In March, we launched Applebee’s new advertising campaign – It’s a Whole New Neighborhood – and finalized our brand positioning and menu strategy approach.  We also began the process of franchising Applebee’s company-operated restaurants with the agreement to sell our Southern California and Nevada markets.

“Finally, while we are making progress on our planned sale-leaseback of Applebee’s 191 company-owned restaurant locations, the transaction has been challenged by weakening credit market conditions.  We are continuing our negotiations with several parties and will determine if the deal terms available are in the best economic interests of the Company to move forward with a transaction in the original timeframe contemplated.  We will keep investors updated on future developments,” Stewart said.

IHOP Corp.

First Quarter 2008 Financial Performance Detail

For the quarter ended March 31, 2008, the Company reported a 24.1% decrease in net income available to common stockholders to $8.6 million, or a 20.6% decrease in net income per diluted share available to common shareholders to $0.50.  The decreases were primarily due to a $48.4 million increase in interest expense primarily related to the financing of the Applebee’s acquisition, a $31.5 million increase in G&A expenses due to a full quarter of Applebee’s G&A expenses, as well as dividends on preferred stock issued to finance the Applebee’s acquisition.

These factors were partially offset during the first quarter 2008 by the strong performance of the parent company’s core franchising businesses, which produced a $40.7 million increase in Franchise Operations profitability due to a full quarter’s recognition of Applebee’s Franchise Operations profit and a 12.5% increase in IHOP Franchise Operations profit.  Additionally, the Company’s quarterly performance benefited from a lower effective tax rate of 9.9% compared to 36.9% in the first quarter last year.  The effective tax rate of 9.9% in the first quarter 2008 reflects the benefit of compensation related tax credits associated with Applebee’s company-owned restaurant operations.

The Company’s consolidated cash from operating activities of $10.0 million in the first quarter 2008 was impacted by a $32.1 million decrease in deferred revenues primarily due to the redemption of Applebee’s gift cards as expected during the quarter.  Consolidated capital expenditures were higher than anticipated at $18.1 million, primarily as the result of final construction expenditures on Applebee’s Lenexa Restaurant Support Center in Lenexa, Kansas, and company-operated Applebee’s restaurants.

Update on Applebee’s Business Model Transformation

While IHOP Corp. is making progress on its planned sale-leaseback of Applebee’s 191 company-owned restaurant locations, the transaction has been challenged by weakening credit market conditions.  The Company is continuing its negotiations with several parties and will determine if the deal terms available are in its best economic interests to move forward with a transaction during the second quarter 2008.

An asset purchase agreement for Applebee’s Restaurant Support Center in Lenexa, Kansas, has been negotiated and is expected to result in a closing on or before June 1, 2008, with after-tax cash proceeds of approximately $40 million.

On March 19, 2008, IHOP Corp. announced that it had reached agreement with Apple American Group LLC for the sale of 41 company-operated Applebee’s restaurants located in Southern California and Nevada.  The agreement also provided for future franchise restaurant development in these markets.  IHOP Corp. reiterated its plans to franchise approximately 100 company-operated Applebee’s restaurants in fiscal 2008 for after-tax cash proceeds ranging between $90 and $100 million.  Currently, the Company is in discussions with a number of prospective franchisees for the sale of additional markets in fiscal 2008.

2008 Performance Guidance

IHOP Corp. is amending its 2008 financial performance guidance for consolidated capital expenditures and consolidated cash from operating activities due to a reclassification of expenditures from consolidated cash from operating activities to consolidated capital expenditures of approximately $8 million.  These expenditures were associated with final construction costs of Applebee’s newly developed Restaurant Support Center in Lenexa,

IHOP Corp.

Kansas.  As a result, consolidated cash from operations is expected to range between $105 and $110 million versus the Company’s previous expectations of approximately $100 million for fiscal 2008.  Consolidated capital expenditures are expected to range between $30 and $34 million versus the Company’s previous expectations of approximately $25 million for fiscal 2008.

The Company’s cash performance is expected to be augmented by approximately $17 million from the structural run-off of the IHOP business unit’s long-term notes receivable in fiscal 2008.  In fiscal 2008, the Company expects to generate between $88 and $97 million in consolidated free cash flow. See “References to Non-GAAP Financial Measure” below.

The Company reiterated its expectations for IHOP same-store sales to grow between 2% and 4% for fiscal 2008, and for its franchisees and area licensee to open between 65 and 70 new IHOP restaurants this year.  IHOP Corp. also reiterated its expectations for Applebee’s same-store sales to grow between 1% and 2% for fiscal 2008, and for its franchisees to open between 50 and 65 new Applebee’s restaurants and that Applebee’s will open only one company restaurant this year, which occurred in the first quarter 2008.

IHOP Corp. also reiterated its consolidated G&A expense expectations of ranging between $186 and $199 million in fiscal 2008.

Investor Conference Call Today

IHOP Corp. will host an investor conference call to discuss its first quarter 2008 financial results today, Monday, April 28, 2008, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time).  To participate on the call, please dial (888) 680-0878 and reference pass code 21919378.  A live webcast of the call will be available on IHOP’s Web site at www.ihop.com, and may be accessed by visiting Calls & Presentations under the site’s Investor Information section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.

About IHOP Corp.

Based in Glendale, California, IHOP Corp. franchises and operates restaurants under the International House of Pancakes, or IHOP, and the Applebee’s Neighborhood Grill & Bar brands.  With more than 3,300 restaurants combined, IHOP Corp. is the largest full-service restaurant company in the world.  IHOP Corp.’s common stock is listed on the NYSE under the symbol “IHP.”  For more information on IHOP Corp., visit the Investor Relations section of the Company’s Web site located at www.ihop.com.

Forward-Looking Statements

There are forward-looking statements contained in this news release. They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology, and include statements regarding the strategic and financial benefits of the acquisition of Applebee’s International, Inc., expectations regarding integration and cost savings, and other financial guidance. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: the implementation of the Company’s strategic growth plan; the availability of suitable locations and terms for the sites designated for development; the ability of franchise developers to fulfill their commitments to build new restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory

IHOP Corp.

approvals; risks associated with executing the Company’s strategic plan for Applebee’s; risks associated with the Company’s incurrence of significant indebtedness to finance the acquisition of Applebee’s; the failure to realize the synergies and other perceived advantages resulting from the acquisition; costs and potential litigation associated with the acquisition; the ability to retain key personnel after the acquisition; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies; acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the IHOP, International House of Pancakes and Applebee’s brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by IHOP Corp. pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.

References to Non-GAAP Financial Measure

This news release includes references to the non-GAAP financial measure “free cash flow.”  The Company defines “free cash flow” for a given period as cash provided by operating activities, plus receipts from notes and equipment contracts receivable (“long-term notes receivable”), less capital expenditures.  Management utilizes free cash flow to determine the amount of cash remaining for general corporate and strategic purposes after the receipts from long-term notes receivable, and the funding of operating activities and capital expenditures.  Management believes this information is helpful to investors to determine the Company’s cash available for these purposes. Free cash flow is a supplemental non-GAAP financial measure and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

The following table reconciles the Company’s cash provided by operating activities to free cash flow for the Company’s fiscal 2008 performance guidance:

Fiscal 2008 Guidance (in millions)

Cash flows from operating activities	$105-110

Receipts from long term notes receivable	17

Capital expenditures	(30)-(34)

Free cash flow	$88-97

IHOP Corp.

IHOP CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues
Franchise revenues	$89,934	$47,050
Company restaurant sales	311,922	3,984
Rental income	32,965	33,010
Financing revenues	7,968	6,080
Total revenues	442,789	90,124
Costs and Expenses
Franchise expenses	23,377	21,221
Company restaurant expenses	276,546	4,613
Rental expenses	24,709	24,581
Financing expenses	3,339	472
General and administrative expenses	47,574	16,121
Interest expense	50,647	2,215
Amortization of intangible assets	2,899	—
Other (income) expense, net	(1,782)	749
Early debt extinguishment costs	—	2,223
Total costs and expenses	427,309	72,195
Income from continuing operations before income taxes	15,480	17,929
Provision for income taxes	1,538	6,616
Income from continuing operations	13,942	11,313
Loss from discontinued operations, net of tax	(88)	—
Net income	$13,854	$11,313

Net income	$13,854	$11,313
Less: Series A preferred stock dividends	(4,750)	—
Less: Accretion of Series B preferred stock	(521)	—
Net income available to common stockholders	$8,583	$11,313
Net income available to common stockholders per share
Basic	$0.50	$0.63
Diluted	$0.50	$0.63
Weighted average shares outstanding
Basic	17,200	17,842
Diluted	17,424	18,046
Dividends declared per common share	$0.25	$0.25
Dividends paid per common share	$0.25	$0.25

IHOP Corp.

IHOP CORP. AND SUBSIDIARIES

IHOP BUSINESS UNIT RESTAURANT DATA

(Unaudited)

The following table sets forth the number of effective restaurants in the IHOP system and information regarding the percentage change in sales at those restaurants compared to the same period in the prior year. “Effective restaurants” are the number of restaurants in a given period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the IHOP system, which includes restaurants owned by the Company, as well as those owned by franchisees and area licensees. Sales of restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, as well as rental payments under leases that are usually based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations. Pro forma information on Applebee’s restaurant data restaurant development and franchising activity is presented in the section entitled “Pro forma comparison—Applebee’s” herein.

	Three Months Ended March 31,
	2008	2007

IHOP Restaurant Data
Effective restaurants (a)
Franchise	1,175	1,128
Company	10	11
Area license	157	160
Total	1,342	1,299

System-wide (b)
IHOP sales percentage change (c)	7.9%	5.3%
IHOP same-store sales percentage change (d)	3.7%	0.5%

Franchise (b)
IHOP sales percentage change (c)	8.5%	5.2%
IHOP same-store sales percentage change (d)	3.7%	0.6%

Company
IHOP sales percentage change (c)	(2.2)%	18.1%

Area License (b)
IHOP sales percentage change (c)	3.2%	5.0%

(a)          “Effective restaurants” are the number of restaurants in a given fiscal period adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the IHOP system, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)         “System-wide sales” are retail sales at IHOP restaurants operated by franchisees, area licensees and the Company, as reported to the Company.  IHOP franchise restaurant sales were $547.2 million and $504.2 million for the first quarter ended March 31, 2008 and 2007, respectively, and sales at IHOP area license restaurants were $57.3 million and $55.5 million for the first quarter ended March 31, 2008 and 2007, respectively.  Franchise restaurant retail sales and Area License retail sales are sales recorded at restaurants that are owned by franchisees and area licensees and are not attributable to the Company.  Franchise restaurant retail sales and Area License retail sales are useful in analyzing our franchise revenues because franchisees and area licenses pay us royalties and other fees that are generally based on a percentage of their sales.  Sales of restaurants that are owned by franchisees and area licenses are not attributable to the Company.

(c)          “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)         “Same-store sales percentage change” reflects the percentage change in sales, in any given fiscal period compared to the prior fiscal period, for restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and store closures, the restaurants open throughout both fiscal periods being compared will be different from period to period.  Same-store sales percentage change does not include data on IHOP restaurants located in Florida.

IHOP Corp.

IHOP CORP. AND SUBSIDIARIES

IHOP BUSINESS UNIT RESTAURANT DEVELOPMENT AND
FRANCHISING ACTIVITY

(Unaudited)

The following table summarizes IHOP restaurant development and franchising activity:

	Three Months Ended March 31,
	2008	2007
IHOP Restaurant Development Activity
Beginning of period	1,344	1,302
New openings
Company-developed	—	—
Franchisee-developed	11	6
International franchisee-developed	—	2
Area license	—	—
Total new openings	11	8
Closings
Company and franchise	(2)	(4)
Area license	—	–
End of period	1,353	1,306

Summary-end of period
Franchise	1,186	1,133
Company	10	13
Area license	157	160
Total	1,353	1,306

IHOP Restaurant Franchising Activity
Domestic franchisee-developed	11	6
International franchisee-developed	—	2
Rehabilitated and refranchised	4	2
Total restaurants franchised	15	10
Reacquired by the Company	(3)	(6)
Closed	(2)	(3)
Net addition	10	1

IHOP Corp.

IHOP CORP. AND SUBSIDIARIES

APPLEBEE’S BUSINESS UNIT RESTAURANT DATA

(Unaudited)

Pro Forma Comparison—Applebee’s

The 2007 Predecessor information represents data derived from Applebee’s for the three months ended March 31, 2007, prior to the acquisition date of November 29, 2007.

Restaurant Data

The following table sets forth the number of effective restaurants in the Applebee’s system and information regarding the percentage change in sales at those restaurants compared to the same period in the prior year.

	Three Months Ended March 31,
		2007
	2008	Predecessor
		Applebee’s
Applebee’s Restaurant Data
Effective restaurants (a)
Company	511	524
Franchise	1,467	1,412
Total	1,978	1,936

System-wide (b)
Applebee’s domestic sales percentage change (c)	2.8%	0.3%
Applebee’s domestic same-store sales percentage change (d)	0.5%	(4.0)%

Franchise (b)
Applebee’s domestic sales percentage change (c)	2.6%	0.6%
Applebee’s domestic same-store sales percentage change (d)	0.0%	(3.9)%

Company
Applebee’s sales percentage change (c)	3.2%	(0.8)%
Applebee’s same-store sales percentage change (d)	2.1%	(4.5)%

(a)          “Effective restaurants” are the number of restaurants in a given fiscal period adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the Applebee’s system, which includes restaurants owned by Applebee’s as well as those owned by franchisees.

(b)         “System-wide sales” are sales at Applebee’s restaurants operated by franchisees and Applebee’s, as reported to the Company.   Domestic franchise restaurant sales for Applebee’s restaurants were $897.8 million and $875.0 million for the first quarter ended March 31, 2008 and 2007, respectively.  Franchise restaurant sales are sales recorded at restaurants that are owned by franchisees and are not attributable to the Company (2008) or Applebee’s (2007).  Franchise restaurant sales are useful in analyzing our franchise revenues because franchisees pay royalties and other fees that are generally based on a percentage of their sales.

(c)          “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category. In addition, data for company-operated Applebee’s restaurants for both periods excludes the impact of discontinued operations.

(d)         “Same-store sales percentage change” reflects the percentage change in sales, in any given fiscal period compared to the prior fiscal period, for restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and store closures, the restaurants open throughout both fiscal periods being compared will be different from period to period.

IHOP Corp.

IHOP CORP. AND SUBSIDIARIES

APPLEBEE’S BUSINESS UNIT RESTAURANT DEVELOPMENT AND
FRANCHISING ACTIVITY

(Unaudited)

The following table summarizes Applebee’s restaurant development and franchising activity:

	Three Months Ended March 31,
		2007
	2008	Predecessor
		Applebee’s
Beginning of period	1,976	1,930
New openings
Company-developed	1	7
Franchisee-developed	16	13
Total new openings	17	20

Closings
Company	(1)	(19)
Franchise	(6)	(1)
End of period	1,986	1,930

Summary-end of period
Company	511	509
Franchise	1,475	1,421
Total	1,986	1,930

Applebee’s Restaurant Franchising Activity
Domestic franchisee-developed	11	12
International franchisee-developed	5	1
Total restaurants franchised	16	13
Closings
Domestic franchisee	(5)	(1)
International franchisee	(1)	-
Total franchisee closed	(6)	(1)
Net addition	10	12

IHOP Corp.

IHOP CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2008	December 31, 2007
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$33,084	$26,838
Restricted cash	105,452	128,138
Short-term investments, at market value	302	300
Receivables, net	86,938	115,335
Inventories	13,205	13,280
Prepaid income taxes	27,665	30,695
Prepaid expenses	13,882	30,831
Deferred income taxes	25,470	21,862
Assets held for sale	45,108	60,347
Current assets related to discontinued operations	5,834	6,052
Total current assets	356,940	433,678
Non-current restricted cash	64,372	57,962
Restricted assets related to captive insurance subsidiary	7,838	10,518
Long-term receivables	285,863	288,452
Property and equipment, net	1,120,844	1,139,616
Goodwill	734,462	730,728
Other intangible assets, net	1,012,755	1,011,457
Other assets, net	158,189	156,193
Non-current assets related to discontinued operations	2,558	2,558
Total assets	$3,743,821	$3,831,162
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$48,922	$99,019
Accrued employee compensation and benefits	53,372	56,795
Deferred revenue	44,715	76,802
Accrued financing costs	62,934	63,045
Other accrued expenses	58,672	49,203
Deferred compensation	1,264	21,236
Accrued interest payable	6,247	15,240
Total current liabilities	276,126	381,340
Long-term debt	2,265,947	2,263,887
Capital lease obligations, less current maturities	167,009	168,242
Deferred income taxes	504,034	504,865
Other liabilities	118,888	113,103
Non-current liabilities related to discontinued operations	3,302	3,302
Commitments and contingencies
Preferred stock, Series A, $1 par value, 220,000 shares authorized; 190,000 shares issued and outstanding as of March 31, 2008 and December 31, 2007	187,050	187,050
Stockholders’ equity
Convertible Preferred stock, Series B, at accreted value, 10,000,000 shares authorized; 35,000 shares issued and outstanding at March 31, 2008 and December 31, 2007	35,702	35,181
Common stock, $.01 par value, 40,000,000 shares authorized; March 31, 2008: 23,615,673 shares issued and 17,385,078 shares outstanding; December 31, 2007: 23,359,664 shares issued and 17,105,469 shares outstanding	230	230
Additional paid-in-capital	153,953	149,564
Retained earnings	343,102	338,790
Accumulated other comprehensive loss	(35,016)	(36,738)
Treasury stock, at cost (6,230,595 shares and 6,254,195 shares at March 31, 2008 and December 31, 2007, respectively)	(276,506)	(277,654)
Total stockholders’ equity	221,465	209,373
Total liabilities and stockholders’ equity	$3,743,821	$3,831,162

IHOP Corp.

IHOP CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities
Net income	$13,854	$11,313
Adjustments to reconcile net income to cash flows provided by operating activities
Depreciation and amortization	28,783	5,180
Debt extinguishment and other costs	—	2,223
Deferred income taxes	(4,898)	(995)
Stock-based compensation expense	3,072	1,065
Tax benefit from stock-based compensation	984	1,498
Excess tax benefit from stock options exercised	(251)	(1,498)
Gain on disposition of assets	(219)	—
Changes in operating assets and liabilities
Receivables	28,171	2,637
Inventories	75	(19)
Prepaid expenses	2,661	1,789
Accounts payable	(23,999)	5
Accrued employee compensation and benefits	(3,423)	(4,813)
Deferred revenues	(32,086)	—
Other accrued expenses	(4,937)	(1,713)
Other	2,175	(855)
Cash flows provided by operating activities	9,962	15,817
Cash flows from investing activities
Additions to property and equipment	(18,102)	(784)
Additions to long-term receivables	(1,390)	(659)
Payment of accrued acquisition costs	(10,001)	—
Proceeds from captive insurance subsidiary	2,680	—
Proceeds from sale of property and equipment	30	—
Principal receipts from notes and equipment contracts receivable	4,219	3,934
Reductions (additions) to assets held for sale	12,386	(429)
Property insurance proceeds	(37)	(26)
Cash flows (used in) provided by investing activities	(10,215)	2,036
Cash flows from financing activities
Proceeds from issuance of long-term debt	—	190,000
Repayment of long-term debt	—	(129,206)
Principal payments on capital lease obligations	(1,391)	(1,583)
Dividends paid	(6,012)	(4,464)
Payment of preferred stock issuance costs	(1,500)	—
Purchase of treasury stock, net	1,056	(30,961)
Proceeds from stock options exercised	664	3,719
Excess tax benefit from stock options exercised	251	1,498
Payment of debt issuance costs	(2,845)	(13,335)
Prepayment penalties on early debt extinguishment	—	(1,219)
Restricted cash related to securitization	16,276	—
Cash flows provided by financing activities	6,499	14,449
Net change in cash and cash equivalents	6,246	32,302
Cash and cash equivalents at beginning of year	26,838	19,516
Cash and cash equivalents at end of year	$33,084	$51,818
Supplemental disclosures
Interest paid	$49,631	$7,637
Income taxes paid	$1,111	$2,660